Exhibit 10.2

LIMITED CONSENT AND WAIVER

THIS LIMITED CONSENT AND WAIVER (this “Waiver”), dated as of November 2, 2026, is made by and among NextNRG, Inc., a Nevada corporation (the “Company”), and each of the investors listed on the signature page hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS, on August 13, 2026, the Company and the Buyers entered into that certain Securities Purchase Agreement (the “Initial Securities Purchase Agreement”), which was amended as of September 30, 2026 (the “SPA Amendment” and together with the Initial Securities Purchase Agreement, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company agreed to issue and sell, and the Buyers agreed to purchase, in one or more closings shares of Series C Preferred Stock (as defined therein), the terms of which are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Non-Voting Preferred Stock of the Company filed with the Secretary of State of the State of Nevada on October 7, 2026 (the “Certificate of Designation”); all capitalized terms used, but not otherwise defined, herein shall have the respective meanings set forth in the Certificate of Designation;

WHEREAS, the Company, NextNRG Holding Corp (the “Subsidiary”) and Michael D. Farkas (the “Exchange Debt Holder”) propose to enter into an exchange agreement, substantially in the form attached hereto as Exhibit A (the “Exchange Agreement”), pursuant to which the Exchange Debt Holder will agree to exchange certain Indebtedness and other obligations of Company and the Subsidiary in an aggregate amount of $7.0 million (the “Exchange Obligations”) for 7,000 shares (the “Exchange Shares”) of a new series of Preferred Stock to be known as the Series D Convertible Voting Preferred Stock (the “Series D Preferred Stock”), which Series D Preferred Stock will be convertible into shares of Common Stock pursuant to the terms of the Certificate of Designations of Preferences and Rights of Series D Convertible Voting Preferred Stock, substantially in the form attached hereto as Exhibit B (the “Series D Certificate”), which Series D Preferred Stock shall rank junior to the Series C Preferred Stock in all respects (such exchange and issuance, the “Debt Exchange”);

WHEREAS, the Buyers desire to consent to the Debt Exchange and waive certain provisions of the Securities Purchase Agreement and the Certificate of Designation as set forth herein; and

NOW, THEREFORE, in consideration of such consent and waivers and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Each Buyer hereby agrees that any redemption or other such rights in connection with a Liquidation as set forth in Section 5 (Liquidation) of the Certificate of Designation shall apply with regard to (i) a Liquidation of the Company, and (ii) whether in a single transaction or a series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of any Subsidiary or Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole (the proceeds of which that are available for distribution to the Company’s stockholders the Company shall cause to be distributed to the Holders in accordance with Section 5 of the Certificate of Designation), and each Buyer hereby irrevocably waives compliance with Section 5 of the Certificate of Designation solely with respect to the liquidation, dissolution or winding up of any other Subsidiary.

2. Each Buyer and the Company hereby irrevocably agree that:

a.	Section 10(b)(ii) (Material Breach of Contract) of the Certificate of Designation shall constitute a Trigger Event and not a Mandatory Redemption Event with respect to: (i) any failure to pay, when due, any Indebtedness (including any breach of Section 8(a) of the Certificate of Designation); (ii) any breach of Section 12(d) or Section 12(f) of the Certificate of Designation; (iii) any breach of Section 4(c) or Section 4(w) of the Securities Purchase Agreement; and (iv) any other breach of any provision of any Transaction Document if, and only to the extent that, such breach is an Excused Event, and shall otherwise constitute a Mandatory Redemption Event;

b.	Section 10(b)(ix) (Fundamental Transaction) of the Certificate of Designation shall be deemed to occur only upon the consummation of a Change of Control (as defined below) pursuant to which there is Corporate Event Consideration payable to all holders of Common Stock in exchange for all of their shares of Common Stock (and each reference in the Certificate of Designation to a “Stockholder Consideration Fundamental Transaction” shall refer to such a Change of Control), and the Fundamental Transaction Redemption Price shall be payable in accordance with Section 10(f) of the Certificate of Designation, including the Company’s Consideration Election thereunder to pay such price either in cash or by delivery of Rights convertible into such Corporate Event Consideration (with delivery of any Right at such later time, if applicable, that holders of shares of Common Stock are initially entitled to receive Corporate Event Consideration); provided that any Change of Control effected solely by means of a Third-Party Acquisition (as defined below) shall constitute a Mandatory Redemption Event only if (i) the Company or any Subsidiary is a party to any agreement with respect to, or issues, pays or delivers any securities, cash or other property in connection with, such Third-Party Acquisition or (ii) the Company has made or allowed such Third-Party Acquisition, including where the Board of Directors (or any committee thereof) has approved, recommended or declared advisable such Third-Party Acquisition or any agreement with respect thereto, or has exempted such Third-Party Acquisition, or any Person effecting it, from any anti-takeover provision of the Articles of Incorporation, the bylaws of the Company or Chapter 78 of the Nevada Revised Statutes (including NRS 78.378 to 78.3793, inclusive, and NRS 78.411 to 78.444, inclusive); and any other Fundamental Transaction shall constitute a Trigger Event under Section 10(c)(xvii) of the Certificate of Designation and not a Mandatory Redemption Event;

c.	Section 10(b)(xvi) (Material Agreement Breach) of the Certificate of Designation shall constitute a Trigger Event and not a Mandatory Redemption Event with respect to (i) the receipt by the Company or any Subsidiary of any notice of termination or threatened termination of any Material Agreement and (ii) any breach by the Company or any Subsidiary of any provision of any Material Agreement if, and only for so long as, such breach is an Excused Event, and shall otherwise constitute a Mandatory Redemption Event;

d.	Section 10(b)(xviii) (Invalidity) of the Certificate of Designation shall only be deemed to occur to the extent that the Company or any Subsidiary (i) is the party challenging the enforcement or validity of any provision of any Transaction Document, (ii) commences a proceeding seeking to establish the invalidity or unenforceability of any provision of any Transaction Document or (iii) denies in writing that it has any liability or obligation purported to be created under any Transaction Document, and any other event described in Section 10(b)(xviii) of the Certificate of Designation shall constitute a Trigger Event and not a Mandatory Redemption Event;

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e.	Section 10(b)(iv)(B) (Voluntary Bankruptcy) of the Certificate of Designation shall only be deemed to occur to the extent that the applicable action, proceeding, consent, admission, assignment or composition is taken, commenced or made by the Company or any Subsidiary, and shall not include (i) the taking of any action by any Person other than the Company or any Subsidiary to commence a uniform commercial code foreclosure sale or any other similar action under federal, state or foreign law or (ii) any other proceeding commenced by any Person other than the Company or any Subsidiary, each of which shall instead constitute a Trigger Event under Section 10(c)(i) (Involuntary Bankruptcy) of the Certificate of Designation and not a Mandatory Redemption Event;

f.	Section 10(b)(v) (Failure to File Registration Statement) of the Certificate of Designation shall constitute a Trigger Event and not a Mandatory Redemption Event if, and only to the extent that, the applicable failure is an Excused Event, and shall otherwise constitute a Mandatory Redemption Event. For purposes of this Section 2(f) and Section 2(i), (i) the “Company Actions” means that the Company shall have (A) engaged its independent registered public accounting firm and timely provided to such firm all information, management representations, access and fees required for the delivery of any audit report or consent required for such filing, (B) timely filed all reports required to be filed by it under the Exchange Act (other than any failure to so file caused exclusively by an Excused Cause described in clause (ii)(A) of this Section 2(f)), (C) complied with its obligations under the Registration Rights Agreement with respect to the preparation of such Registration Statement and (D) not entered into any agreement or taken any action that restricts or delays such filing; and (ii) the “Excused Causes” are (A) the refusal or failure of the Company’s independent registered public accounting firm to deliver any audit report or consent required for such filing, (B) the unavailability of the Commission’s EDGAR system, provided that the Company files such Registration Statement within one (1) Business Day after such system again becomes available, (C) any order of the Commission or any court of competent jurisdiction prohibiting such filing, other than an order resulting from any act or omission of the Company, and (D) any other act or omission of a Person other than the Company, any Subsidiary or any of their respective Affiliates (or any Person acting at the direction of any of them) that the Company could not have prevented or remedied by taking any commercially reasonable action;

g.	Section 10(b)(vi)(A) (Conversion Failure) of the Certificate of Designation shall constitute a Trigger Event and not a Mandatory Redemption Event if, and only to the extent that, the applicable Conversion Failure is an Excused Event, and shall otherwise constitute a Mandatory Redemption Event. Section 10(b)(vi)(B) of the Certificate of Designation shall continue to constitute a Mandatory Redemption Event in all cases (other than with respect to any notice described therein relating solely to the Exchange Cap or an Authorized Share Failure) and the proviso to Section 10(b)(vi) of the Certificate of Designation shall apply only to a Conversion Failure resulting solely from the Exchange Cap or an Authorized Share Failure (and not to any Conversion Failure resulting from any other event described in Section 10(c) of the Certificate of Designation). For purposes of this Section 2(g), Section 2(i) and Section 2(j), (i) the “Company Actions” are that the Company shall have (A) timely delivered the Acknowledgement and all instructions required under the Certificate of Designation, the Supplemental TA Instructions and the other Transaction Documents to the Transfer Agent, (B) paid all fees and expenses of the Transfer Agent then due, (C) not issued any stop-transfer, hold or similar instruction with respect to any Conversion Shares, (D) timely delivered, or caused counsel to the Company to deliver, any legal opinion required for the issuance of such Conversion Shares without restrictive legend, (E) in the case of a Notice Failure, timely notified the Holder of the unavailability of the Registration Statement and (F) taken all actions within its power to maintain the Transfer Agent’s participation in FAST, and (ii) the “Excused Causes” are (A) the failure of the Transfer Agent to process such conversion notwithstanding its receipt of all instructions, opinions and payments described in clause (i), as evidenced in writing by the Transfer Agent, (B) any “chill,” freeze, system outage or similar restriction imposed by DTC that does not result from any act or omission of the Company, (C) the unavailability of a Registration Statement or of Rule 144 for the resale of such Conversion Shares, solely to the extent such unavailability is itself caused exclusively by an Excused Cause described in Section 2(f)(ii) or by any stop order or other action of the Commission that does not result from any act or omission of the Company, (D) any order of a court of competent jurisdiction not sought or consented to by the Company or any of its Affiliates, and (E) any other act or omission of a Person other than the Company, any Subsidiary or any of their respective Affiliates (or any Person acting at the direction of any of them) that the Company could not have prevented or remedied by taking any commercially reasonable action;

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h.	Section 10(b)(vii) (Failure to Remove Restrictive Legends) of the Certificate of Designation shall constitute a Trigger Event and not a Mandatory Redemption Event if, and only for so long as, the applicable failure is an Excused Event, and shall otherwise constitute a Mandatory Redemption Event. For purposes of this Section 2(h) and Section 2(i), (i) the “Company Actions” are that the Company shall have (A) delivered to the Transfer Agent all instructions required for such removal, (B) delivered, or caused counsel to the Company to deliver, any legal opinion required for such removal (or accepted an opinion of the Holder’s counsel) and (C) paid all fees and expenses of the Transfer Agent then due, in each case within one (1) Trading Day after the Holder’s delivery of customary representations; and (ii) the “Excused Causes” are the causes described in clauses (A), (B), (D) and (E) of Section 2(g)(ii) (applied mutatis mutandis) and the unavailability of Rule 144 for the resale of the applicable shares of Common Stock, solely to the extent such unavailability is caused exclusively by an Excused Cause described in Section 2(f)(ii);

i.	for purposes of this Agreement, an “Excused Event” means (i) any breach described in clause (iv) of Section 2(a), (ii) any breach described in clause (ii) of Section 2(c), (iii) any Conversion Failure (including any event described in Section 10(b)(vi)(A) of the Certificate of Designation), or (iv) any event described in Section 10(b)(v) or Section 10(b)(vii) of the Certificate of Designation, in each case when each of the following is satisfied: (A) such event was caused exclusively by one or more Excused Causes applicable to such event; (B) the Company shall have timely performed each Company Action applicable to such event, and such event would have occurred notwithstanding such performance; (C) no such Excused Cause resulted, in whole or in part, from any act or omission of the Company, any Subsidiary or any of their respective Affiliates, or any officer, director, employee or other Person acting at the direction of any of them; (D) within one (1) Business Day after the earlier of the occurrence of such event and the Company’s receipt of notice thereof from any Holder, the Company shall have delivered to each Holder a certificate of its Chief Executive Officer or Chief Financial Officer describing in reasonable detail the applicable Excused Cause and the Company Actions taken, together with copies of all reasonably available supporting documentation (including any written communication from the Transfer Agent, DTC, the Company’s independent registered public accounting firm or the Commission); and (E) the Company shall be using its reasonable best efforts to remove such Excused Cause. The Company shall bear the burden of establishing each of the foregoing. Any such event that is not an Excused Event shall constitute a Mandatory Redemption Event to the extent provided in this Section 2, notwithstanding that any act or omission of any Person other than the Company may have contributed to such event. For purposes of clause (iv) of Section 2(a) and clause (ii) of Section 2(c), (y) the “Excused Causes” are any other act or omission of a Person other than the Company, any Subsidiary or any of their respective Affiliates (or any Person acting at the direction of any of them) that the Company could not have prevented or remedied by taking any commercially reasonable action and (z) the “Company Actions” are all commercially reasonable actions within the power of the Company and its Subsidiaries to prevent or remedy the applicable breach. For purposes of this Section 2, no act or omission of the Transfer Agent, DTC, any Eligible Market, the Company’s independent registered public accounting firm, any counterparty to a Material Agreement or any Holder shall be deemed to be an act or omission of the Company or any Subsidiary or of any Person acting at the direction of any of them, except to the extent such act or omission was specifically directed, requested or consented to by the Company or any Subsidiary. If the applicable failure or breach has not been cured by the second (2nd) Trading Day after the applicable Excused Cause ceases to exist, then, from and after such second (2nd) Trading Day (but not before), such event shall cease to be an Excused Event and, if it is described in clause (iv) of Section 2(a), clause (ii) of Section 2(c) or Section 10(b)(v), Section 10(b)(vi)(A) or Section 10(b)(vii) of the Certificate of Designation, shall constitute a Mandatory Redemption Event, it being agreed that no amount previously satisfied by an increase in Stated Value pursuant to Section 2(j) shall thereafter become payable in cash. Notwithstanding Section 2(a), whether any event described in Section 2(f), Section 2(g) or Section 2(h) constitutes a Mandatory Redemption Event or a Trigger Event shall be governed exclusively by such Sections;

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j.	Section 6(c)(ii) of the Certificate of Designation shall apply such that, with respect to any Conversion Failure that is an Excused Event, (i) each amount that would otherwise be payable in cash pursuant to Section 6(c)(ii) of the Certificate of Designation shall instead be satisfied, automatically and without any action by any Holder, by increasing, pro rata, the Stated Value of the applicable Holder’s shares of Series C Preferred Stock by an amount equal to such amount, (ii) in lieu of the remedy set forth in clause (I) of the Buy-In provisions of Section 6(c)(ii) of the Certificate of Designation, the applicable Holder may, by written notice to the Company, void the applicable Notice of Conversion and retain or have returned the shares of Series C Preferred Stock subject thereto, in which case the Stated Value of such Holder’s shares of Series C Preferred Stock shall be increased, pro rata, by an amount equal to the Buy-In Payment Amount (calculated as of the date of such notice), and (iii) in no event shall the Company be required to net cash settle any conversion of Series C Preferred Stock in respect of any such Conversion Failure. Any Conversion Failure resulting solely from the Exchange Cap or an Authorized Share Failure shall be governed exclusively by Section 6(g) or Section 6(c)(iii) of the Certificate of Designation, as applicable, and Section 10(c) of the Certificate of Designation, and no amount shall be payable under Section 6(c)(ii) of the Certificate of Designation in respect thereof. Nothing in this Section 2(j) shall limit (A) the obligation of the Company to pay in cash any amount under Section 6(c)(ii) of the Certificate of Designation in respect of any Conversion Failure that is not an Excused Event (other than a Conversion Failure resulting solely from the Exchange Cap or an Authorized Share Failure), (B) the occurrence of any Trigger Event in connection with any Conversion Failure or (C) any Holder’s right to specific performance or injunctive relief with respect to the Company’s obligation to deliver shares of Common Stock upon conversion of Series C Preferred Stock;

k.	the Company shall, in addition to, and not in limitation of, its obligations under Section 4(ee) of the Securities Purchase Agreement, (i) if the approval contemplated by Section 6(c)(iii) of the Certificate of Designation is not obtained at the meeting of stockholders held pursuant thereto, adjourn and reconvene such meeting (or hold additional meetings) at least as often as every thirty (30) calendar days until such approval is obtained, and (ii) if the Company fails or is unable to effect any conversion of Series C Preferred Stock (in whole or in part) by reason of Section 6(g) of the Certificate of Designation, take all corporate action necessary to obtain Stockholder Approval in the manner, and within the time periods, set forth in Section 6(c)(iii) of the Certificate of Designation (as modified by clause (i)) with respect to an Authorized Share Failure (applied mutatis mutandis, with each such time period measured from the date of such failure or inability);

l.	for purposes of this Waiver, (i) “Change of Control” means any Fundamental Transaction other than (A) any merger of the Company or any of its direct or indirect wholly-owned Subsidiaries with or into any of the foregoing Persons, (B) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (C) a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries; and (ii) “Third-Party Acquisition” means any purchase, tender or exchange offer made by, or any purchase of outstanding shares of Common Stock from the holders thereof by, one or more Persons other than the Company and its Subsidiaries that does not involve any issuance of securities by the Company or any of its Subsidiaries; and

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m.	none of (i) the issuance of the Exchange Shares pursuant to the Exchange Agreement, (ii) the issuance of shares of Common Stock upon conversion of the Exchange Shares in accordance with the Series D Certificate or (iii) the resulting acquisition by Michael D. Farkas, the Exchange Debt Holder or any of their respective Affiliates (or any “group” of which any of them is a member) of beneficial ownership of shares of Common Stock or voting power represented by the Exchange Shares or such shares of Common Stock (collectively, the “Exchange”), in each case effected in compliance with Section 7 and the Series D Certificate as in effect on the date it was first filed, shall constitute a Fundamental Transaction or a Change of Control for any purpose of this Waiver or the Certificate of Designation (and accordingly the Exchange shall not constitute a Mandatory Redemption Event under Section 10(b)(ix), or a Trigger Event under Section 10(c)(xvii), of the Certificate of Designation or require compliance with Section 10(d) of the Certificate of Designation); provided that all shares of Common Stock issuable upon conversion of, and all voting power represented by, the Series D Preferred Stock shall be taken into account in determining whether any other transaction or event constitutes a Fundamental Transaction or a Change of Control.

3. Each Buyer hereby irrevocably agrees that, from and after the date hereof, none of the following set forth in Section 3(a) or Section 3(b) shall constitute a Mandatory Redemption Event or a Trigger Event, as applicable, at any time and, with respect to Section 3(a), Section 3(b) and Section 3(c), irrevocably waives any occurrence thereof prior to the date hereof:

a.	the Mandatory Redemption Event set forth in Section 10(b)(xi) (Payment Default on Other Indebtedness) of the Certificate of Designation as well as any other rights related to or resulting from the occurrence of such Mandatory Redemption Event (provided that nothing herein shall limit the Trigger Event set forth in Section 10(c)(ix) (Default of Indebtedness) of the Certificate of Designation);

b.	the Trigger Event set forth in Section 10(c)(xi)(A) (Equity Condition Failure) of the Certificate of Designation as well as any other rights related to or resulting from the occurrence of such Trigger Event, provided that such event shall constitute a “Market Capitalization Failure” and a failure of the Equity Conditions (but not a Trigger Event) for all purposes of the Transaction Documents; and

c.	the Mandatory Redemption Event or Trigger Event under the Certificate of Designation, the Securities Purchase Agreement (including the SPA Amendment) or any other Transaction Document, to the extent arising from or relating to any failure of the Company to comply with, or any notice of deficiency or non-compliance from the Principal Market or any other Eligible Market under, the rules, regulations or listing requirements of the Principal Market or any other Eligible Market, solely with respect to any notice of deficiencies or non-compliance received and publicly disclosed by the Company prior to the date hereof (each, a “Listing Rule Failure”), in each case as well as any other rights related to or resulting from the occurrence thereof (including any increase in Stated Value, any increase in the dividend rate to the Default Rate, any Mandatory Redemption Amount or any premium upon an Alternate Conversion), including, without limitation: (i) the Trigger Event set forth in Section 10(c)(ii) (Eligible Market) of the Certificate of Designation to the extent resulting from a Listing Rule Failure; (ii) the Trigger Event set forth in Section 10(c)(xi)(B) (Equity Condition Failure) of the Certificate of Designation to the extent resulting from the failure of any of clauses (ii), (v), (xii) or (xiii) of the definition of Equity Conditions as a result of a Listing Rule Failure; (iii) the Trigger Event set forth in Section 10(c)(xii) (Exchange Cap Conversion Failure) of the Certificate of Designation; and (iv) the Mandatory Redemption Events set forth in Section 10(b)(ii) (Material Breach of Contract) and Section 10(b)(vi) (Conversion Failure) of the Certificate of Designation to the extent resulting from a Listing Rule Failure, including any breach of Section 4(f) (Listing), Section 4(p) (Dilutive Issuances) or Section 4(z) (Integration) of the Securities Purchase Agreement or Section 6(g) (Primary Market Limitation) of the Certificate of Designation resulting therefrom; provided that any Listing Rule Failure that results in a failure of the Equity Conditions shall constitute a failure of the Equity Conditions (but not a Trigger Event or Mandatory Redemption Event) for all purposes of the Transaction Documents. For the avoidance of doubt, the waiver set forth in this Section 3(c) shall only apply with respect to any distinct notice of deficiencies or non-compliance received and publicly disclosed by the Company prior to the date hereof and shall not apply to any distinct notice of deficiencies or non-compliance received or disclosed on or after the date hereof.

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4. Each Buyer hereby irrevocably waives compliance with Section 4(n) and Section 4(o) of the Securities Purchase Agreement solely with respect to the Company’s entry into, and performance of its obligations under, that certain equity purchase facility agreement proposed to be entered into by the Company and the institutional investor a party thereto on or about the date hereof with respect to the issuance and sale of up to $25.0 million of shares of Common Stock (the “Excluded Equity Line”) and in connection with such waiver, the Company hereby covenants and agrees that the Company shall use at least twenty percent (20%) of any gross proceeds of any issuance and sale of Common Stock pursuant to such equity purchase facility agreement to redeem a portion of the outstanding shares of Series C Preferred Stock held by the Buyers at a price per share equal to the Corporation Optional Redemption Amount (determined mutatis mutandis in accordance with Section 10(g) of the Certificate of Designation, treating the date of such redemption as the Optional Redemption Date) within one (1) Business Day of the receipt of such proceeds, it being understood that such obligation arises solely upon, and only to the extent of, sales of Common Stock that the Company elects, in its sole discretion, to effect under such equity purchase facility agreement. For the avoidance of doubt, the waiver in this Section 4 is limited to Sections 4(n) and 4(o) of the Securities Purchase Agreement and shall not limit or waive any provision of Section 7 of the Certificate of Designation (other than Sections 7(b) and 7(j) thereof solely with respect to the Excluded Equity Line).

5. Each Buyer hereby agrees to amend the date the Company is required, pursuant to the SPA Amendment, to obtain Stockholder Approval (as defined in the Securities Purchase Agreement) via Stockholder Consent (as defined in the Securities Purchase Agreement) pursuant to Section 4(ee)(i) of the Securities Purchase Agreement to, and the Company hereby covenants and agrees to obtain Stockholder Approval via Stockholder Consent no later than, November 6, 2026.

6. Each Buyer hereby irrevocably waives any adjustment to the Conversion Price pursuant to Section 7(b) (Dilutive Issuance) of the Certificate of Designation of 797,500 of the shares of Series C Preferred Stock held by the Buyers, solely with respect to any issuances of Common Stock upon conversion of or otherwise pursuant to the terms of the Exchange Shares and not with respect to any other Dilutive Issuance (including, but without limitation, any increase of, or amendment to, the Series D Certificate). For the avoidance of doubt, the limited waiver in this Section 6 shall not waive (i) any other adjustment to the Conversion Price of the Series C Preferred Stock as a result of any other Dilutive Issuance or adjustment or exchange of the Series D Preferred Stock, and (ii) any adjustment to the Conversion Price of the remaining 200,000 shares of Series C Preferred Stock held by the Buyers that may occur pursuant to the Certificate of Designation in connection with issuance of the Exchange Shares. Upon each conversion of shares of Series C Preferred Stock, the converting Holder shall specify in the applicable Notice of Conversion whether the shares being converted are shares subject to the waiver in this Section 6 (“Waived Shares”) or shares not subject to such waiver (“Non-Waived Shares”), and the Conversion Price for such conversion shall be determined accordingly; provided that the aggregate number of shares of Series C Preferred Stock designated as Waived Shares shall not exceed 797,500 and the aggregate number of shares designated as Non-Waived Shares shall not exceed 200,000 (in each case, as appropriately adjusted for any stock split, stock dividends, stock combination or similar event affecting the Series C Preferred Stock). If a Notice of Conversion does not specify whether such shares are Waived Shares or Non-Waived Shares, the shares being converted shall be deemed to be Non-Waived Shares to the extent any Non-Waived Shares remain outstanding and, thereafter, Waived Shares. The Company shall ensure the Transfer Agent reflects such designations in the books and records of the Company.

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7. The Buyers, including the Required Holders and the Lead Buyer (as defined in the Securities Purchase Agreement), hereby consent to the Debt Exchange, including the filing of the Series D Certificate with the Secretary of State of the State of Nevada, the issuance of the Exchange Shares to the Exchange Debt Holder in exchange for the Exchange Obligations and the issuance of shares of Common Stock upon the conversion or otherwise pursuant to the terms of the Exchange Shares, solely for purposes of (i) Section 5(d)(i) of the Voting Agreement (as defined in the Securities Purchase Agreement), (ii) Sections 4(k) and 4(o) of the Securities Purchase Agreement and (iii) Section 8(h) of the Certificate of Designation, in each case subject to the following conditions, each of which the Company covenants to satisfy and the failure of any of which shall render this consent void ab initio: (A) the Series D Certificate shall be in the form attached hereto as Exhibit B, which shall be reasonably acceptable to the Buyers, and shall not thereafter be amended, modified, supplemented or waived without the prior written consent of the Required Holders; (B) the Series D Preferred Stock shall constitute Junior Stock and shall rank junior to the Series C Preferred Stock with respect to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company; (C) so long as any shares of Series C Preferred Stock remain outstanding, no cash dividend, distribution, redemption, repurchase or other cash payment shall be made in respect of the Series D Preferred Stock, and the Series D Preferred Stock shall not have any put, mandatory redemption or cash settlement right; (D) no protective provision, consent right, dividend stopper or other provision of the Series D Certificate shall restrict, condition or require the consent of any holder of Series D Preferred Stock for (1) the issuance of any shares of Series C Preferred Stock pursuant to the Securities Purchase Agreement or the Certificate of Designation, (2) any increase in the Stated Value of, or any dividend, payment, conversion or redemption in respect of, the Series C Preferred Stock or (3) any amendment, waiver or modification of the Certificate of Designation or any other Transaction Document; (E) the conversion price of the Series D Preferred Stock shall not be adjusted as a result of the issuance of any shares of Series C Preferred Stock, Conversion Shares, Dividend Shares or other shares of Common Stock issued or issuable pursuant to the Securities Purchase Agreement or the Certificate of Designation; (F) upon the issuance of the Exchange Shares, the Exchange Obligations shall be cancelled and extinguished in full, and no cash or other consideration (other than the Exchange Shares) shall be paid to the Exchange Debt Holder in respect thereof; (G) the Exchange Shares and the shares of Common Stock issuable upon the conversion or otherwise pursuant to the terms thereof shall be “restricted securities” (as defined in Rule 144) and shall not carry any registration rights that require or permit the filing of any registration statement during any Restricted Period (as defined in the Securities Purchase Agreement); (H) the Debt Exchange shall have been approved by a majority of the disinterested members of the Board of Directors; and (I) the Exchange Shares and any shares of Common Stock issued upon the conversion or otherwise pursuant to the terms thereof shall constitute Covered Shares (as defined in the Voting Agreement) under, and be subject to, the terms of the Voting Agreement. The Buyers also agree that the Reinstated Notes, when issued in compliance with the Series D Certificate and the Exchange Agreement, shall constitute Permitted Indebtedness, provided, however, that the Reinstated Notes are subject to Section 5(d) of the Voting Agreement. Except as expressly set forth in this Section 7, nothing herein shall constitute a consent to any other issuance of securities or to any amendment to the Series D Certificate.

8. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Waiver (or such earlier date on which the Company files a Current Report on Form 8-K disclosing any matter), the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the material terms of this Waiver and the Debt Exchange, as well as all other material non-public information provided to the Buyers prior to such filing date. From and after the filing of such Current Report on Form 8-K, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents, and any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company shall not issue any press release or other public statement with respect to the transactions contemplated hereby without first consulting the Lead Buyer (other than as required by applicable law), and, without the prior written consent of the applicable Buyer, except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates not to) disclose the name of any Buyer in any filing, announcement, release or otherwise.

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9. As promptly as practicable after the date hereof, and in any event no later than November 9, 2026, the Company shall take all necessary action to amend or amend and restate the Certificate of Designation to reflect the waivers and modifications set forth herein, in the form approved by the Lead Buyer in accordance with the immediately following sentence, and to file such amendment or amendment and restatement (the “Certificate of Designation Amendment”) with the Secretary of State of the State of Nevada. The Certificate of Designation Amendment shall be in a form satisfactory to the Lead Buyer. Not less than two (2) Business Days prior to the proposed filing date, the Company shall deliver to the Lead Buyer and its counsel a complete draft of the Certificate of Designation Amendment (together with the related resolutions of the Board of Directors and any other required approvals), and the Company shall not file the Certificate of Designation Amendment, or any other amendment, restatement or certificate of correction of the Certificate of Designation, unless and until the Lead Buyer has approved the final form thereof in writing (which approval may be given by e-mail from the Lead Buyer or its counsel). The Company shall file the Certificate of Designation Amendment only in the form so approved, without further modification. The deadline set forth in the first sentence of this Section 9 shall be extended by one (1) Business Day for each Business Day, after the first (1st) Business Day following the Lead Buyer’s receipt of such draft, on which the Lead Buyer has neither approved nor provided comments on such draft. The Company shall cause the Certificate of Designation Amendment to be duly approved by the Board of Directors and, if required, the Required Holders or other stockholders of the Company and shall deliver a file-stamped copy thereof to each Buyer within one (1) Business Day after such filing. The Buyers, constituting the Required Holders and including the Lead Buyer, hereby consent, effective upon and subject to the Lead Buyer’s written approval of the final form thereof as provided above, to the Certificate of Designation Amendment for purposes of Section 4 and Section 11(f) of the Certificate of Designation.

10. The agreements, waivers and modifications set forth in Sections 1 and 5 of this Waiver and, subject to the conditions set forth therein, Section 6 of this Waiver are irrevocable, apply at all times from and after the date hereof (and not solely to events occurring prior to the date hereof) and may not be withdrawn, revoked or modified by any Buyer or any subsequent Holder. In the event of any conflict between this Waiver and the Certificate of Designation, prior to the effectiveness of the Certificate of Designation Amendment (and, the thereafter, to the extent the Certificate of Designation does not give full effect to any provision of this Waiver), this Waiver shall control as among the parties hereto and their respective successors and permitted assigns. This Waiver shall be effective only in relation to the matters mentioned herein and shall neither extend to any other purchase or investment transactions or any violations under, or default of, the Transaction Documents, nor shall this Waiver prejudice any rights or remedies of the Buyers under the Transaction Documents with respect to matters not specifically addressed herein, including without limitation, any rights or remedies related to the indemnification obligations of the Company under such Transaction Documents and except as specifically stated herein, all other terms, conditions and covenants contained in the Transaction Documents shall remain in full force and effect. Each Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, as modified hereby.

11. This Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

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12. The terms and conditions of this Waiver shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Buyers.

13. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be determined in accordance with Section 9(a) of the Securities Purchase Agreement or Section 11(d) of the Certificate of Designation, as applicable.

14. [Reserved.]

15. This Waiver shall each constitute a Transaction Document, and any breach by the Company of any covenant or agreement herein shall constitute a breach of a Transaction Document. To the extent this Waiver modifies the Securities Purchase Agreement, it constitutes an amendment thereto pursuant to Section 9(e) thereof. The Debt Exchange and the other transactions contemplated by this Waiver shall be deemed transactions contemplated by the Transaction Documents for purposes of Section 9(k) (Indemnification) of the Securities Purchase Agreement. The Exchange Debt Holder, by its acknowledgment below, agrees to be bound by Section 7 and this Section 15 to the extent applicable to it.

16. The Company represents and warrants to the Buyers that: (a) the issuance of the Exchange Shares, and of all shares of Common Stock issuable upon conversion of or otherwise pursuant to the terms of the Exchange Shares, does not require the approval of the Company’s stockholders under Nasdaq Rule 5635(a), 5635(b), 5635(c) or 5635(d) or any other rule of the Principal Market, other than any approval disclosed to the Buyers in writing before the date hereof; (b) except as disclosed to the Buyers in writing before the date hereof, the Exchanged Notes and the Guarantee Fees (each as defined in the Exchange Agreement) were disclosed on Schedule 3(s) to the Securities Purchase Agreement, and no Lien securing any Exchanged Note will survive the Debt Exchange; (c) the amounts set forth on Schedule 1 to the Exchange Agreement are true, correct and complete, and no amount is owed by the Company or any Subsidiary to the Exchange Debt Holder or any of its Affiliates other than the Excluded Obligations listed on Schedule 2 to the Exchange Agreement; and (d) the Company has disclosed to the Buyers in writing whether the Stockholder Approval contemplated by Section 5 has been obtained.

17. The Company shall deliver to the Buyers, within one (1) Business Day after its receipt or delivery, a copy of the Listing of Additional Shares form filed with The Nasdaq Stock Market LLC relating to the Debt Exchange and the Series D Preferred Stock; provided that, to the extent any such correspondence constitutes material non-public information, the Company shall publicly disclose such information on or before such delivery or obtain the Buyers’ prior written consent to receive it.

18. Each Buyer hereby consents to the reverse stock split of the Common Stock effected by the Company October 30, 2026 (the “October Split”), and waives any section of the Certificate of Designation which would have prohibited the Company from effecting the October Split, provided, however, that such consent and waiver shall only apply to the October Split. Each Buyer irrevocably waives any adjustment to the Conversion Price pursuant to Section 7(d) (Stock Combination Event Adjustments) of the Certificate of Designation as a result of the October Split.

19. Each Buyer and the Company hereby agree that Section 4(t) of the Securities Purchase Agreement (as amended and restated by the SPA Amendment) shall not apply to any shares of Common Stock purchased by such Buyer in the open market and shall only apply to Conversion Shares received upon conversion or otherwise pursuant to the terms of the Certificate of Designation.

20. The Company acknowledges and agrees that (i) the holders of Series C Preferred Stock are express third-party beneficiaries of Sections 2.3, 2.4, 2.5(b), 3, 4, 5(e), 6(b), 7.2, 7.8, 8.2, 8.3 and 8.6 of the Exchange Agreement and may enforce them directly and (ii) for so long as any shares of Series C Preferred Stock are outstanding, no provision of the Exchange Agreement may be amended or waived, and the Exchange Agreement may not be terminated, in any manner that is adverse to the holders of shares of Series C Preferred Stock without the prior written consent of the Required Holders.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver as of the day and year first above written.

COMPANY:

NEXTNRG, INC.

By:
Name:	Michael Farkas
Title:	Chief Executive Officer

BUYER:

By:
Name:
Title:

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Exhibit A

Form of Exchange Agreement

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Exhibit B

Series D Certificate

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